PROSPECTUS Dated                              Pricing Supplement No. 76
January 6,2000                                Effective February 25, 2002
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum
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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
02/25/02     4.50%     5.25%     6.20%     6.75%    7.00%     7.30%